Exhibit 10.4

UNITHOLDER RIGHTS AGREEMENT

This Unitholder Rights Agreement (this “Agreement”) is dated as of July 25, 2007 (the “Effective Date”) by and between Davison Petroleum Products, L.L.C., a Louisiana limited liability company, Davison Transport, Inc., a Louisiana corporation, Transport Company, an Arkansas corporation, Davison Terminal Service, Inc., a Louisiana corporation and Sunshine Oil and Storage, Inc., a Louisiana corporation (each a “Unitholder” and collectively the “Unitholders”), Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), Genesis Energy, Inc., a Delaware corporation (the “Company”), and Denbury Gathering & Marketing, Inc., a Delaware corporation (the “GP Stockholder”).

INTRODUCTION

1. Pursuant to that certain Contribution and Sale Agreement dated as of April 25, 2007 (the “Contribution Agreement”), among the Unitholders, the Partnership, and others, the Unitholders agreed to contribute and sell to the Partnership certain assets.

2. As consideration for such contribution and sale, the Partnership paid cash, and issued a number of common units, to the Unitholders.

3. In addition, the Unitholders and certain of their affiliates and the Partnership and certain of its affiliates entered into additional agreements, including this Agreement.

4. The Company is the sole general partner of the Partnership and, accordingly, conducts the operations of the Partnership as provided in the Partnership’s partnership agreement.

5. The GP Stockholder is the sole stockholder of the Company.

6. In recognition of their significant beneficial ownership interest in the Partnership, the Company, the Partnership and the GP Stockholder have agreed, among other things, to allow the Unitholders and their permitted successors and assigns to elect up to two directors of the Company under specified circumstances.

NOW, THEREFORE, in consideration of the premises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

“Affiliate” means, with respect to a relevant Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified and in addition, with respect to the Partnership, each member or stockholder, or Affiliate of either, of the Company. For purposes of this definition, the term “control” (including its derivatives) means the ability to direct the management or policies of such Person by ownership of voting interest, contract or otherwise and shall be construed as such term is used in the rules promulgated under the Securities Act of 1933, as amended.

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Own” (including any derivations thereof) means the possession, directly or indirectly, through any contract, arrangement, understanding, relationship or other wise of (i) voting power which includes the power to vote, or direct the voting, of a Common Unit or (ii) investment power which includes the power to dispose, or to direct the disposition of, a Common Unit. Notwithstanding the foregoing, no Common Unit shall be deemed to be Beneficially Owned by more than one Davison Family member.

“Board” means the Board of Directors of the GP or any substantially equivalent body of the GP.

“Common Units” has the meaning ascribed to such term in the Partnership’s partnership agreement.

“Company” has the meaning set forth in the Preamble.

“Contribution Agreement” has the meaning set forth in the Introduction.

“Courts” has the meaning set forth in Section 5.5(b).

“Davison Family” means (i) James E. Davison, a resident of Ruston, Louisiana, and his sons, James Davison, Jr., Todd Davison and Steven Davison and (ii) any spouse or descendant of any individual named in (i).

“Designation Notice” has the meaning set forth in Section 2.2.

“Director” means a member of the Board.

“Effective Date” has the meaning set forth in the Preamble.

“Family” means (i) an individual, (ii) such individual’s spouse, (iii) any other natural person who is related to such individual or such individual’s spouse within the second degree of kinship and (iv) any other natural person who resides with such individual.

“GP” means the general partner of the Partnership, which currently is the Company; provided, however, that, if in the future the general partner of the Partnership is a limited partnership or is a limited liability company which is managed by members, the term GP shall mean the first Beneficial Owner in such entity’s ownership chain that is not a limited partnership or a limited liability company which is managed by its members.

“GP Stockholder” has the meaning set forth in the Preamble.

“Initial Period” has the meaning set forth in Section 2.1.

“Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

“Qualified Candidate” means an individual who (i) is either a member of the Davison Family or an Affiliate of the Partnership, and (ii) is not prohibited from sitting on the board of directors of a public company by any law, rule, regulation, order of, or any agreement with, any court, securities exchange or market, or governmental authority.

“Partnership” has the meaning set forth in the Preamble.

“Person” means an individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or the United States or any agency thereof and any state, county, parish, city or other political subdivision, agency, court or instrumentality.

“Related Person” means:

(i) with respect to a particular individual (including individuals that are Related Persons as provided in any part of this definition):

(a)	each other member of such individual’s Family;

(b)	any Person that is directly or indirectly controlled by such individual and/or any one or more members of such individual’s Family;

(c)	any Person in which such individual and/or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

(d)	any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

(ii) with respect to a specified Person other than an individual (including both the Unitholders and non-individual Persons that are Related Persons as provided in any part of this definition):

(a)	any Person that directly or indirectly controls or is an Affiliate of such specified Person;

(b)	any Person that holds a Material Interest in such specified Person;

(c)	each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

(d)	any Person in which such specified Person holds a Material Interest; and

(e)	any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

“Representative” has the meaning set forth in Section 2.2.

“Unitholder” and “Unitholders” have the meaning set forth in the Preamble.

ARTICLE II

DIRECTORS

Section 2.1 From the date hereof until July 25, 2010 (the “Initial Period”), so long as the Unitholders (or their permitted assignees) remain Affiliates of any member of the Davison Family, the Unitholders (or their permitted assignees) shall have the right to designate two Directors who are Qualified Candidates. After the Initial Period, so long as the Unitholders (or their permitted assignees) remain Affiliates of any member of the Davison Family, the Unitholders (or their permitted assignees) shall have the right to designate a number of Directors as set forth below so long (and only so long) as the members of the Davison Family Beneficially Own, in the aggregate, the percentage of outstanding Common Units set forth below:

Aggregate Number of Directors that may be Designated by Unitholders	Davison Family Holdings as a Percent of All Common Units
A. two	35% or more

B. one	10% or more but less than 35%

C. none	less than 10%

Section 2.2 The Unitholders shall affect such designation only by delivering to the GP a written notice (the “Designation Notice”) identifying a first Qualified Candidate and, if applicable, a second Qualified Candidate. Each Designation Notice must be signed by the person then serving as representative of the Sellers pursuant to Section 12(h) of the Contribution Agreement, or failing such person’s willingness or ability to serve, another person selected by the holders of a majority of the Common Units then Beneficially Owned by members of the Davison Family (such person, the “Representative”) and each Qualified Candidate designated therein. In the Designation Notice, the signatories thereto must certify the following, as applicable:

(a) Each Qualified Candidate shall (i) represent and warrant that such candidate satisfies the standards set forth in the definition of Qualified Candidate and (ii) agree that (1) such candidate’s term is only for so long as such standards continue to be satisfied and the members of the Davison Family Beneficially Own the required percentage of outstanding Common Units and (2) if requested by a majority of the Board (exclusive of any Qualified Candidates), such candidate shall promptly tender such candidate’s resignation to the Board in the event that such representation and warranty is or becomes inaccurate or such term has expired.

(b) The Representative shall represent and warrant: (i) that such person is the duly acting Representative, (ii) to the Representative’s knowledge, all of the information contained in the relevant Designation Notice is accurate and (iii) the number of Common Units Beneficially Owned by each member of the Davison Family, as well as the manner/chain of title by which such ownership exists, and shall agree to provide the Board with any evidence thereof reasonably requested by at least a majority of the Directors (exclusive of any Qualified Candidates).

Section 2.3 After the Initial Period, in the event that two Qualified Candidates are Directors and either the members of the Davison Family cease to Beneficially Own at least 35% of the then outstanding Common Units or the Unitholders (or their permitted assignees) are not then Affiliates of any member of the Davison Family, the term of the second Qualified Candidate shall automatically expire. After the Initial Period, in the event that one or two Qualified Candidates are Directors and either the members of the Davison Family cease to Beneficially Own at least 10% of the then outstanding Common Units or the Unitholders (or their permitted assignees) are not then Affiliates of any member of the Davison Family, the term of all such Qualified Candidates shall automatically expire. In addition, each Qualified Candidate’s term shall expire promptly after such candidate no longer satisfies the standards set forth in the definition of Qualified Candidate.

Section 2.4 The Partnership, the Company and the GP Stockholder each agree to cause any Qualified Candidate properly designated by the Unitholders pursuant to the terms of this Agreement to be appointed as a Director for the term specified herein.

ARTICLE III

OTHER AGREEMENTS

Section 3.1 The Partnership, the Company, and the GP Stockholder each agree that, as promptly as practicable after the closing under the Contribution Agreement, the Partnership will call a special meeting of its unitholders to be held as promptly as practicable (and in no event more than 120 days after such closing) and will use its commercially reasonable efforts to solicit unitholder approval of an amendment to the Partnership’s partnership agreement, in form mutually satisfactory to the GP and the Unitholders, to allow Unitholders and their Affiliates to vote (notwithstanding the fact that at the record date for determining holders entitled to vote on such matters Unitholders and their Affiliates hold more than 20% of the Partnership’s “Outstanding” (as such term is defined in the Partnership’s partnership agreement) Common Units) on all matters on which holders of Partnership’s Common Units have a right to vote other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of the general partner of the Partnership. Subject to appropriate disclosure, including presentation in any proxy solicitation of advantages and disadvantages of the amendment and conflicts of interest, and to quorum and other requirements of the Partnership’s partnership agreement, the Company shall recommend approval of such amendment, the proxy statement prepared and distributed for such meeting shall include such recommendation, and the Company and its Affiliates, including the GP Stockholder, shall vote their Common Units for approval of such amendment.

Section 3.2 In the event of any change in the Company or the GP affecting the Board thereof, the Company, the Partnership and the GP Stockholder shall make adequate provision in connection therewith for the continued representation of the Unitholders on the Board of the GP on substantially similar terms as those set forth herein.

Section 3.3 The parties hereto acknowledge and agree that, other than as expressly provide in this Agreement, none of the Company, the GP Stockholder or any of their Affiliates have agreed to any other terms or provisions regarding the rights of the Unitholders with respect to the right to designate or appoint Directors. For the avoidance of doubt, nothing in this Agreement shall prevent the Board, the Partnership, the Company, the GP Stockholder or any of the holders of the equity interests in the Partnership, the Company or the GP Stockholder from:

a. increasing or reducing the size of the Board;

b. merging, selling all or substantially all or any portion of its assets, reorganizing, entering into a share exchange or converting to another form of entity, or affecting any other manner of transaction or change in corporate governance or otherwise exercising rights under applicable provisions of organizational, entity or governing documents of the Partnership, the Company or the GP, provided that adequate provision is made to preserve the representation of the Unitholders on the Board of the GP in accordance with Section 3.2 above.

ARTICLE IV

CALCULATION OF OWNERSHIP INTEREST

Section 4.1 For the purpose of applying applicable provisions in the definition of “Outstanding” in the Partnership’s partnership agreement, the Unitholders agree, on their own behalf and on behalf of their Related Persons, that for the purpose of determining if a Person holds 20% or more of the Common Units, the Unitholders, and all of their Related Persons will be treated as one Person, and all of the Common Units held by any of them will be subject to the voting restrictions to the extent provided in said definition of “Outstanding.” Without limiting the provisions of this Section 4.1, each Unitholder will be considered to have a Percentage Interest determined based on the number of Units held by that Unitholder, as provided in part (b) of the definition of Percentage Interest of the Partnership’s partnership agreement; their Percentage Interest will not be determined as a holder of additional Partnership Securities with a percentage established as part of the issuance of such Partnership Securities, as provided in part (c) of such definition of Percentage Interest.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

Section 5.2 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

Section 5.3 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.4 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to the Unitholders:	James E. Davison
c/o Davison Petroleum Products, L.L.C.
Attn: President
2000 Farmerville Highway
Ruston, LA 71270
Telephone: (318) 255-3850
Fax: (318) 255-8936

(with a copy, which shall not constitute notice, to:)

Andrews Kurth, LLP
Attn: G. Michael O’Leary
4200 Chase Tower
600 Travis Street.
Houston, Texas 77002
Telephone: (713) 220-4360
Fax: (713) 220-7130

If to the Company:	Genesis Energy, L.P.
Attn: Chief Executive Officer
500 Dallas, Suite 2500
Houston, TX
Telephone: (713) 860-2500
Fax: (713) 860-2636

(with a copy, which shall not constitute notice, to:)

Akin Gump Strauss Hauer & Feld LLP
Attn: J. Vincent Kendrick
1111 Louisiana, Suite 4400
Houston, Texas 77002
Telephone: (713) 220-5839
Fax: (713) 236-0822

Any party hereto may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

Section 5.5 Governing Law; Venue; Service of Process; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COMPETENT COURTS OF THE STATES OF LOUISIANA AND TEXAS AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN RUSTON, LOUISIANA OR HOUSTON, TEXAS (THE “COURTS”) FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN THE COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY HERETO AT THE ADDRESS OF SUCH PARTY HERETO SET FORTH IN OR DESIGNATED PURSUANT TO SECTION 5.4 OR BY ANY OTHER MEANS PERMITTED BY THE LAWS OF THE STATES OF LOUISIANA OR TEXAS.

(d) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY HERETO MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 5.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 5.7 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The terms “herein,” “hereby,” “hereunder,” “hereof,” “hereinafter,” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used. The words “shall” and “will” are used interchangeably throughout this Agreement and shall accordingly be given the same means, regardless of which word is used. References to a party hereto includes its permitted successors and assigns.

Section 5.8 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto.

Section 5.9 No Assignment. The Unitholders and their permitted assignees may not assign, transfer, convey, dispose of or otherwise alienate, whether voluntarily or involuntarily, by operation of law or otherwise (including by way of merger, consolidation, amalgamation, share exchange, equity interest transfer or issuance, liquidation or otherwise testacy, or intestacy), any of their rights or obligations under this Agreement, except to a Davison Family member.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written in the preamble.

UNITHOLDERS:

DAVISON PETROLEUM PRODUCTS, L.L.C.

By:	/s/ Steven K. Davison
Name:	Steven K. Davison
Title:	Manager

DAVISON TRANSPORT, INC.

By:	/s/ James E. Davison, Jr.
Name:	James E. Davison, Jr.
Title:	President

TRANSPORT COMPANY

By:	/s/ Steven K. Davison
Name:	Steven K. Davison
Title:	President

DAVISON TERMINAL SERVICE, INC.

By:	/s/ James E. Davison, Jr.
Name:	James E. Davison, Jr.
Title:	President

SUNSHINE OIL AND STORAGE, INC.

By:	/s/ James E. Davison
Name:	James E. Davison
Title:	President

(Signature Page – Unitholder Rights Agreement)

COMPANY:

GENESIS ENERGY, INC.

By:	/s/ Ross A. Benavides
Name:	Ross A. Benavides
Title:	Chief Financial Officer

PARTNERSHIP:

GENESIS ENERGY, L.P.

By:	Genesis Energy, Inc., its sole general partner

By:	/s/ Ross A. Benavides
Name:	Ross A. Benavides
Title:	Chief Financial Officer

GP STOCKHOLDER:

DENBURY GATHERING & MARKETING, INC.

By:	/s/ Phil Rykhoek
Name:	Phil Rykhoek
Title:	Senior Vice President

(Signature Page – Unitholder Rights Agreement)